                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated November 21, 1994, with respect to the consolidated financial statements of Consolidated Products, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended September 28, 1994, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
- ----------------------------------------
Ernst & Young LLP

August 31, 1995

                                       13